Exhibit 99.1

Investors:

Ryan Osterholm: 630-824-1987

Media:

Anna Rozenich: 630-824-1945

SUNCOKE ENERGY PARTNERS, L.P. REPORTS FIRST QUARTER 2013 RESULTS

•	Total coke production increased 14 thousand tons year-over-year in first quarter 2013

•	Net income attributable to SXCP increased 23.4 percent to $15.3 million and Adjusted EBITDA rose 41.2 percent to $41.5 million in first quarter 2013

•	Proforma distributable cash flow in first quarter 2013 was $22.0 million

•

Initial cash distribution of $0.3071 per limited partner unit payable on May 31, 2013 represents proration of the minimum quarterly cash distribution rate of $0.4125 for the period since the closing of the initial public offering

•

Quarterly cash distribution rate is currently expected to increase approximately 2.5 percent in the next quarter and grow about 7 percent from the current level for the fourth quarter 2013 distribution which will be paid in early 2014

Lisle, IL (April 25, 2013) – SunCoke Energy Partners, L.P. (NYSE: SXCP) (“SXCP”) today reported first quarter 2013 net income attributable to SXCP of $15.3 million. This amount includes results attributable to assets held by SXCP’s predecessor, and which SXCP acquired upon the closing of its initial public offering on January 24, 2013. Excluding predecessor results, net income attributable to SXCP was $11.8 million in the first quarter.

SXCP is a recently formed master limited partnership (“MLP”) that owns a 65 percent interest in each of SunCoke Energy, Inc.’s Haverhill and Middletown cokemaking facilities. (See “Initial Public Offering” section below.) These results include the 35 percent interest owned by SunCoke Energy, Inc. Reported results for periods prior to the closing of SXCP’s January 24, 2013 initial public offering represent predecessor results.

On April 23, 2013, the Board of Directors of SXCP’s general partner declared an initial cash distribution of $0.3071 per limited partnership unit to holders on record as of May 15, 2013. This amount reflects the proration of the $0.4125 minimum quarterly cash distribution rate for the period from the closing of the initial public offering on January 24, 2013 through March 31, 2013. The payment will be made on May 31, 2013.

“We are off to a strong start in our first quarter as a master limited partnership thanks to the high level of performance at our Middletown and Haverhill facilities,” said Fritz Henderson, Chairman and Chief Executive Officer of SXCP, “We are pleased with how the MLP structure highlights the value of our cokemaking operations and our initial cash distribution demonstrates the value that we can deliver to unit holders.”

Henderson added, “In light of our favorable operating results and updated outlook, we currently expect to increase our quarterly distribution rate by about 2.5 percent in the next quarter and anticipate an overall increase of about 7 percent for our fourth quarter 2013 distribution, which will be paid in early 2014. In addition to this expected near-term distribution growth for our unit holders, we remain focused on pursuing attractive acquisition opportunities to grow our share of the U.S. and Canadian cokemaking market and to expand our presence within the steelmaking value chain by leveraging our position as the only steel-facing master limited partnership.”

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CONSOLIDATED RESULTS

	Three months ended March 31,
(In millions)	2013	2012	Increase
Coke Production (in thousands of tons)	442	428	14
Coke Sales (in thousands of tons)	448	424	24
Revenues	$184.9	$176.7	$8.2
Operating Income	$34.5	$20.3	$14.2
Adjusted EBITDA(1)	$41.5	$29.4	$12.1
Net Income	$23.9	$12.4	$11.5
Net Income attributable to Predecessor/SXCP	$15.3	$12.4	$2.9

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release
NA	Not applicable

Revenues increased by 4.6 percent to $184.9 million in first quarter on the strength of higher coke sales volume of 24 thousand tons.

First quarter 2013 operating income increased nearly 70 percent to $34.5 million and Adjusted EBITDA rose 41.2 percent to $41.5 million. This improvement was driven by better operating cost recovery at the Middletown plant and a favorable comparison to first quarter 2012 which included $4.0 million in startup costs. Also benefiting the quarter’s performance was improved coal-to-coke yield at our Haverhill facility.

The same factors contributed to net income attributable to SXCP increasing $2.9 million to $15.3 million in first quarter 2013, an increase of 23.4 percent versus the same prior year period.

INITIAL PUBLIC OFFERING

On January 24, 2013, SXCP completed its initial public offering (“IPO”) of 13.5 million common units representing a 42.1 percent limited partner interest in the partnership. These common units began trading on the New York Stock Exchange on January 18, 2013 under the symbol SXCP. SunCoke Energy, Inc., through certain of its subsidiaries, owns a 55.9 percent limited partner interest in the partnership, incentive distribution rights and is the general partner of the partnership, holding a 2.0 percent general partner interest.

SUNCOKE ENERGY PARTNERS PREDECESSOR

Financial results for periods prior to the closing of SXCP’s initial public offering on January 24, 2013 represent the financial results of SXCP’s predecessor, which was comprised of 100 percent of the cokemaking operations and related assets of SunCoke Energy, Inc.’s Haverhill and Middletown facilities. These financial results include all revenues, costs, assets and liabilities attributed to the predecessor after the elimination of all significant intercompany accounts and transactions. Upon the closing of the IPO, SunCoke Energy, Inc. contributed a 65 percent interest in the predecessor to SXCP. Future financial reporting will reflect SunCoke Energy, Inc.’s 35 percent ownership interest in these facilities as a noncontrolling interest.

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RELATED COMMUNICATIONS

SunCoke Energy Partners, L.P. and SunCoke Energy, Inc. will host a joint investor conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This conference call will be webcast live and archived for replay on the Investor Relations section of www.sxcpartners.com. Participants can listen in by dialing 1-800-471-6718 (domestic) or 1-630-691-2735 (international) and referencing confirmation 34619359. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for seven days by calling 1-888-843-7419 (domestic) or 1-630-652-3042 (international) and referencing confirmation 34619359#.

UPCOMING EVENTS

SunCoke Energy Partners, L.P. plans to participate in the following investor conferences:

•	Brean Capital’s 2013 Global Resources & Infrastructure Conference on May 20-21, 2013 at Sentry Centers in New York, NY

•	Barclays High Yield Bond and Syndicated Loan Conference on May 20-22, 2013 at the JW Marriott Chicago in Chicago, IL

•	National Association of Publicly Traded Partnerships’ 2013 MLP Investor Conference on May 23-24, 2013 at the Hilton Stamford Hotel in Stamford, CT

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for sales discounts and the interest, taxes, depreciation, depletion and amortization attributable to equity earnings in our unconsolidated affiliates. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Adjusted EBITDA does not represent and should not be considered as an alternative to net income as determined by GAAP and calculations thereof may not be comparable to those reported by other companies. We believe Adjusted EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP and should not be considered a substitute for net (loss) income as determined in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•

Adjusted EBITDA per Ton represents Adjusted EBITDA divided by tons sold. When applicable to Adjusted EBITDA attributable to SXCP, tons sold are prorated according to the respective ownership interest of SXCP.

NOTICE

This statement is intended to serve as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d) given by a publicly traded partnership for the nominee to be treated as a withholding agent. Please note that SunCoke Energy Partners, L.P.’s quarterly cash distributions are treated as partnership distributions for federal income tax purposes and that 100 percent of these distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of SunCoke Energy Partners, L.P.’s distributions to a nominee on

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behalf of foreign investors are subject to federal income tax withholding at the highest marginal tax rate for individuals or corporations, as applicable. Nominees, and not SunCoke Energy Partners, L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership, which manufactures coke used in the blast furnace production of steel. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of metallurgical coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements.” Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting SXCP’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; changes in the marketplace that may affect supply and demand for our metallurgical coke products, including increased exports of coke from China and increasing competition from alternative steelmaking and cokemaking technologies that have the potential to reduce or eliminate the use of metallurgical coke; our dependence on, relationships with, and other conditions affecting, our customers; severe financial hardship or bankruptcy of one or more of our major customers, or the occurrence of a customer default and other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which our customers operate; our ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; our ability to develop, design, permit, construct, start up or operate new cokemaking facilities in the U.S.; our ability to successfully implement our international growth strategy; our ability to consummate investments under favorable terms, including with respect to existing cokemaking facilities, which may utilize by-product technology, in the U.S. and Canada, and integrate them into our existing businesses and have them perform at anticipated levels; unanticipated developments that may negatively impact the Partnership; receipt of regulatory approvals and compliance with contractual obligations required in connection with the Partnership’s operations; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our cokemaking operations, and in the operations of our major customers, business partners and/or suppliers; changes in the expected operating levels of our assets; our ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in our coke sales agreements; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation

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expenditures; our ability to service our outstanding indebtedness; our ability to comply with the restrictions imposed by our financing arrangements; nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners; availability of skilled employees for our cokemaking operations, and other workplace factors; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); changes in the availability and cost of equity and debt financing; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by our suppliers; risks related to labor relations and workplace safety; changes in, or new, statutes, regulations, governmental policies and taxes, or their interpretations, including those relating to the environment; the existence of hazardous substances or other environmental contamination on property owned or used by us; claims of our noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which we are a party or liability resulting from such litigation, arbitration, or other proceedings; historical combined and consolidated financial data may not be a reliable indicator of future results; incremental costs as a stand-alone public company; changes in product specifications for the coke that we produce; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of our insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; and effects of geologic conditions, weather, natural disasters and other inherent risks beyond our control. Unpredictable or unknown factors not disclosed in this release also could have material adverse effects on forward-looking statements.

The Partnership has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Partnership. For more information concerning these factors, see the Partnership’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. The Partnership does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events, after the date of this press release except as required by applicable law.

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SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Operations

The following tables set forth our Combined and Consolidated Statement of Income, Adjusted EBITDA and operating data for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	Predecessor
	(Dollars in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$184.9	$176.7

Costs and operating expenses
Cost of products sold and operating expenses	138.4	143.5
Selling, general and administrative expenses	4.4	5.1
Depreciation expense	7.6	7.8

Total costs and operating expenses	150.4	156.4

Operating income	34.5	20.3
Interest expense, net	6.7	2.6

Income before income tax expense	27.8	17.7
Income tax expense	3.9	5.3

Net income	$23.9	$12.4

Less: Net income attributable to noncontrolling interests	8.6

Net income attributable to Predecessor/SunCoke Energy Partners, L.P.	$15.3

Less: Predecessor net income prior to initial public offering on January 24, 2013	3.5

Net income subsequent to initial public offering	$11.8

General partner’s interest in net income	$0.2
Common unitholders’ interest in net income	$5.8
Subordinated unitholders’ interest in net income	$5.8

Weighted average common units outstanding (basic and diluted)	15.7
Weighted average subordinated units outstanding (basic and diluted)	15.7

Net income per common unit outstanding (basic and diluted)	$0.37
Net income per subordinated unit outstanding (basic and diluted)	$0.37

Coke operating data
Capacity utilization (%)	109	104
Coke production volumes (thousands of tons)	442	428
Coke sales volumes (thousands of tons)	448	424
Adjusted EBITDA	$41.5	$29.4
Adjusted EBITDA per ton(1)	$92.63	$69.34

(1)	Reflects Adjusted EBITDA per ton divided by sales volumes

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SunCoke Energy Partners, L.P.

Combined and Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)	Predecessor
	(Dollars in millions, except per unit amounts)
Assets
Cash	$106.2	$—
Receivables	29.2	27.4
Inventories	58.7	63.2

Total current assets	194.1	90.6

Properties, plants and equipment, net	766.8	768.7
Deferred income taxes	—	21.4
Deferred charges and other assets	8.6	4.8

Total assets	$969.5	$885.5

Liabilities and Equity
Accounts payable	51.0	41.5
Accrued liabilities	3.1	17.0
Interest payable	2.1	—
Payable to affiliate	2.4	—

Total current liabilities	58.6	58.5

Long-term debt	149.7	225.0
Deferred income taxes	1.4	—
Other deferred credits and liabilities	0.3	0.3

Total liabilities	210.0	283.8

Equity
Parent net Equity	—	601.7
Held by public:
Common units (13,500,972 units issued and outstanding at March 31, 2013)	236.9	—
Held by parent:
Common units (2,209,697 units issued and outstanding at March 31, 2013)	40.2	—
Subordinated units (15,709,697 units issued and outstanding at March 31, 2013)	285.5	—
General partner interest (2% interest)	6.8	—

Partners’ capital attributable to SunCoke Energy Partners, L.P./parent net equity	569.4	601.7
Noncontrolling interest	190.1	—

Total equity	759.5	601.7

Total liabilities and parent/partner net equity	$969.5	$885.5

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SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	Predecessor
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$23.9	$12.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	7.6	7.8
Deferred income tax expense	3.9	5.3
Changes in working capital pertaining to operating activities:
Receivables	(36.4)	1.5
Inventories	4.5	(3.9)
Accounts payable	9.5	(24.1)
Accrued liabilities	(13.9)	9.1
Interest payable	2.1	—
Payable to affiliate	2.4	—
Other	2.1	—

Net cash provided by operating activities	5.7	8.1

Cash Flows from Investing Activities:
Capital expenditures	(5.7)	(3.2)

Net cash used in investing activities	(5.7)	(3.2)

Cash Flows from Financing Activities:
Proceeds from issuance of common units of SunCoke Energy Partners, L.P., net of offering costs	232.0	—
Proceeds from issuance of long-term debt	150.0	—
Payment for debt issuance costs related to issuance of long-term debt	(5.9)	—
Repayment of long-term debt	(225.0)	—
Net transfer to parent	—	(4.9)
Cash distributions to SunCoke Energy, Inc.	(44.9)	—

Net cash provided by (used in) financing activities	106.2	(4.9)

Net increase in cash and cash equivalents	106.2	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$106.2	$—

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SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2013	2012
	(Dollars in millions)
Adjusted EBITDA attributable to Predecessor/SunCoke Energy Partners, L.P.	$30.1	$29.4
Add: Adjusted EBITDA attributable to noncontrolling interests	11.4	—

Adjusted EBITDA	$41.5	$29.4

Subtract:
Depreciation expense	7.6	7.8
Interest expense, net	6.7	2.6
Income tax expense	3.9	5.3
Sales discounts provided to customers due to sharing of nonconventional fuel tax credits(1)	(0.6)	1.3

Net income	$23.9	$12.4

(1)	At December 31, 2012, we had $12.4 million accrued related to sales discounts to be paid to our customer at our Haverhill facility. During the three months ended March 31, 2013 we settled this obligation with a payment of $11.8 million, resulting in a gain of $0.6 million for the three months ended March 31, 2013. This gain is recorded in sales and other operating revenue on our combined and consolidated statement of income.

Adjusted EBITDA to Net Income Disaggregated for Periods Prior to and Subsequent to SXCP IPO

	SunCoke Energy Partners, L.P. Predecessor	SunCoke Energy Partners, L.P.	Three Months Ended March 31, 2013
	Through	From
	January 23, 2013	January 24, 2013
	(Dollars in millions)
Adjusted EBITDA attributable to Predecessor/SunCoke Energy Partners, L.P.	$9.7	$20.4	$30.1
Add: Adjusted EBITDA attributable to noncontrolling interests	—	11.4	11.4

Adjusted EBITDA	$9.7	$31.8	$41.5

Subtract:
Depreciation expense	1.9	5.7	7.6
Interest expense, net	0.6	6.1	6.7
Income tax expense	3.7	0.2	3.9
Sales discounts provided to customers due to sharing of nonconventional fuel tax credits	—	(0.6)	(0.6)

Net income	$3.5	$20.4	$23.9

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Cash Provided by Operations to Distributable Cash Flow Reconciliation

For Three Months Ended March 31, 2013	Proforma for the period of January 1 – January 23, 2013	Proforma for Three Months Ended March 31, 2013
(Dollars in millions)
Net cash provided by operating activities	$5.7	$(0.2	)(1)	$5.5
Depreciation	(7.6)	(7.6)
Changes in working capital and other	25.8	25.8

Net income	$23.9	$23.7

Add:
Depreciation	7.6	$	7.6
Financing expense, net	6.7	6.7
Income tax expense	3.9	3.9
Sales discounts	(0.6)	(0.6)

Adjusted EBITDA	$41.5	$41.3

Adjusted EBITDA attributable to NCI	(11.4)	$(3.4	)(2)	(14.8)

Adjusted EBITDA attributable to Predecessor/SXCP	$30.1	$26.5

Less:
Ongoing capital expenditures	(0.7)	(0.7)
Replacement capital expenditure accrual	(0.9)	(0.9)
Cash interest accrual	(2.9)	(2.9)

Distributable cash flow	$25.6	$22.0

Minimum Quarterly Cash Distribution	$13.2	$13.2
Distribution Coverage Ratio	1.94	x	1.66	x

(1)	SG&A expense for the time period prior to the January 24, 2013 IPO date (January 1 -23, 2013)
(2)	Represents Adjusted EBITDA attributable to SXC’s 35% interest in Haverhill and Middletown facilities prior to the IPO date